Exhibit 99.1
Argyle Security and MML Capital Partners Announce Change in Composition of the Board of Directors and Initiative to Develop Strategic and Operational Plans
SAN ANTONIO, October 13, 2009 — Argyle Security, Inc., (OTC Bulletin Board: ARGL) (“Argyle” or the “Company”), a service and solutions provider in the physical electronic security industry, announced today that it has confirmed and ratified the actions taken by the majority stockholder group led by MML Capital Partners LLC, as advisor to, and on behalf of, Mezzanine Management Fund IV A, L.P. and Mezzanine Management Fund IV Coinvest A, L.P. (collectively, “MML”). As a result, MML has dismissed without prejudice its application with the Delaware Court of Chancery under Section 225 of the Delaware General Corporation Law.
In connection with this announcement, the number of directors constituting the entire Argyle Board has been reduced from fourteen to seven. Directors affiliated with MML constitute four of the seven directors and consist of James Read, Robert Davies, Mark Evers and Shawn St. Jean. The other three remaining board members are Roni Chaimovski, Bob Marbut, and Dean H. Blythe. Each of the following directors resigned from Argyle’s board: Lloyd Campbell, Wesley Clark, Bradley Jay, Bal Johal, Luke Jones, John Smith and Ian Wallis. No changes were made to the existing Argyle management team.
After several months of negotiating the terms of a potential transaction, Argyle and MML each believe that stakeholders, customers and employees will benefit from the change in the Board’s composition. The management team and the newly constituted Board share a strong desire to continue Argyle’s operations with minimal disruptions as they develop a strategic plan for Argyle’s business.
Ron Chaimovski, Executive Chairman of Argyle, stated “The Argyle management team and Board will work together to update the Company’s strategic plan to take advantage of current market opportunities and enable Argyle to maintain its leadership position in the corrections and commercial security markets.”
About Argyle Security, Inc.
Formed in 2005 and headquartered in San Antonio, TX, Argyle is a provider of services and solutions in the physical electronic security industry. In July 2007, Argyle acquired ISI Security Group, Inc. ISI Security Group’s operations are in both the corrections and commercial sectors, and also include the assets and operations acquired as a result of the acquisitions of PDI, Com-Tec and Fire Quest during 2008. Argyle’s channel focus is Video Surveillance, Access Control, Perimeter Protection, Intrusion Protection, Fire Detection and Threat Analysis, serving selected commercial, governmental and residential markets. Argyle currently has two reporting segments: “Argyle Corrections” and “Argyle Commercial Security”.
Argyle Corrections is the controlling entity for business units consisting of ISI, PDI, Com-Tec and MCS and is one of the nation’s largest providers of detention equipment products and service solutions, as well as turnkey, electronic security systems. These systems include unique engineering competencies and proprietary software products. Currently, MCS-Commercial Fire & Security and MCS Federal Systems comprise Argyle Commercial Security. Argyle Commercial Security focuses on the commercial security sector and provides turnkey, electronic security systems to the commercial and government markets. Please visit http://www.argylesecurity.com for additional information on Argyle.

About MML Capital Partners
MML Capital Partners is a leading pan-European and transatlantic independent investment firm with over euro 1.5 billion invested across 11 countries during the last 20 years. MML has offices in London, Paris, Frankfurt and Stamford, CT.
Safe Harbor
Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. When used in this press release, words such as “will,” “believe,” “expect,” “anticipate,” “encouraged,” “foresees,” “forecasts,” “estimates” and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the Company’s management identify forward-looking statements. The forward-looking statements are subject to risks and uncertainties, including the possibility that legal proceedings that may be instituted against the Company and/or others relating to the changes in the board composition, the effect of the announcement of these board changes on the Company’s customer relationships, operating results and business generally, the risk that these board changes disrupt current plans and operations and the potential difficulties in employee relations resulting therefrom, and downturns in economic conditions generally, the Company’s business or the state of the corporate credit markets. Consider these factors carefully in evaluating the forward-looking statements. The risk factors listed in the Company’s Form 10-K for the year ended December 31, 2008 and subsequently filed Forms 10-Q and 8-K also provide examples of risks, uncertainties and events that could cause actual results to differ materially from those contained in forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements and is not responsible for changes made to this press release for Internet or wire services.
CONTACT:
Argyle Security, Inc.
Bob Marbut, CEO, Roni Chaimovski, Executive Chairman, or Don Neville, EVP and CFO, all of Argyle Security, Inc., (212) 245-2700 NY, (210) 495-5245 TX, (001) 972-545-212-911 Tel Aviv
MML Capital Partners
Erica Lockhart
Investor Relations Manager Tel +44 (0) 20 7024 2200
Email: elockhart@mmlcapital.com